Exhibit 99.2

THOMAS PROPERTIES GROUP, INC. ANNOUNCES

FIRST QUARTER 2010 RESULTS

Thomas Properties Group, Inc. (Nasdaq: TPGI) reported today the results of operations for the quarter ended March 31, 2010.

The results of operations presented in this release include a consolidated net loss for the three months ended March 31, 2010 of $(2.4) million or $(0.08) per share compared to a consolidated net loss of $(0.2) million or $(0.01) per share for the three months ended March 31, 2009.

After tax cash flow (ATCF) for the three months ended March 31, 2010 was $4.0 million or $0.13 per share compared to after tax cash flow of $2.4 million or $0.10 per share for the three months ended March 31, 2009. The increase in ATCF per share is primarily attributable to reduced interest expense resulting from the repayment at a discount of approximately $36.6 million of debt at our Commerce Square property. The Company defines ATCF (a non-GAAP financial measure) as net income (loss) excluding the following items: non-controlling interests, deferred income taxes, non-cash charges for depreciation and amortization and asset impairment, amortization of loan costs, non-cash compensation expense, straight-line rent adjustments, adjustments to reflect the fair market value of rent, and gain from extinguishment of debt. ATCF is further described in note (c) to the financial statements below.

The Company also reported that since April 8, 2010, it had sold 4.2 million shares of its common stock at prices ranging from $3.67 to $5.03 per share in its “at the market” equity offering program. These sales resulted in net proceeds to the Company of $15.3 million.

James A. Thomas, Chairman and CEO stated, “Our continuing efforts to refinance mortgages as they mature and to reduce property debt balances where appropriate are progressing as planned. We believe these efforts have resulted in the preservation of significant equity value, both in our wholly-owned assets and in our TPG/CalSTRS joint venture. The continuing support of our partner, the net proceeds from our registered direct offering in the fourth quarter of 2009 and the proceeds from our “at the market” equity offering program should make it possible for us to complete the refinancing and reduce the outstanding balances of our 2010 and 2011 mortgage debt maturities, as well as to continue to maintain and improve our portfolio.”

Mr. Thomas further stated, “During the first quarter, we continued to sell condominium residences at Murano, and closed the sales of nine units, resulting in a reduction of approximately $4.8 million in our construction loan which had a balance of $32.2 million at March 31, 2010. Since the end of the quarter, we have closed the sales of an additional seven units.”

“Importantly,” concluded Mr. Thomas, “our management team continues to produce results. Our development team is generating fee revenues from entitlement projects, and our property operating team is managing our portfolio efficiently and capitalizing on leasing opportunities as they become available.”

Supplemental Materials

The company will publish a Supplemental Financial Information package which will be available at www.tpgre.com in the Investor Relations tab, Supplemental Financial Information section.

Teleconference and Webcast

TPGI will hold a quarterly earnings conference call on Friday, May 7, 2010 at 10:00 a.m. Pacific Time. To participate in the call, dial (800) 901-5217 and (617) 786-2964 internationally, and provide confirmation code 90244467.

A live webcast (listen only mode) of the conference call will also be available at this time. A hyperlink to the live webcast will be available from the Investor Relations section of our website at www.tpgre.com. A replay of the call will be available through May 28, 2010, by calling (888) 286-8010 and (617) 801-6888 internationally, and providing confirmation code 36162763. The replay will also be available on Thomas Properties Group, Inc.’s web site at www.tpgre.com.

The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

About Thomas Properties Group, Inc.

Thomas Properties Group, Inc., with headquarters in Los Angeles, is a full-service real estate company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential properties on a nationwide basis. The company’s primary areas of focus are the acquisition and ownership of premier properties, property development and redevelopment, and property and investment management activities. For more information on Thomas Properties Group, Inc., visit www.tpgre.com.

Forward Looking Statements

Statements made in this press release or during the quarterly earnings conference call that are not historical may contain forward-looking statements. Although TPGI believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to numerous risks and uncertainties. Factors that could cause actual results to differ materially from TPGI’s expectations include actual and perceived trends in various national and economic conditions that affect global and regional markets for commercial real estate services (including interest rates), the availability of credit and equity investors to finance commercial real estate transactions, our ability to enter into or renew leases at favorable rates, which can be impacted by the financial condition of our tenants, risks associated with the success of our development and property redevelopment projects, general volatility in the securities and credit markets, and the impact of tax laws affecting real estate. For a discussion of some of the factors that may cause our results to differ from management’s expectations, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Factors That May Influence Future Results of Operations” in our Form 10-K for the year ended December 31, 2009, which is filed with the SEC. TPGI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(unaudited)

	Three months ended March 31,
	2010	2009
Revenues:
Rental	$7,248	$7,407
Tenant reimbursements	5,039	5,951
Parking and other	1,004	775
Investment advisory, management, leasing and development services	1,983	1,624
Investment advisory, management, leasing and development services – unconsolidated real estate entities	3,504	3,901
Reimbursement of property personnel costs	1,412	1,613
Condominium sales	4,153	—

Total revenues	24,343	21,271

Expenses:
Property operating and maintenance	6,252	6,132
Real estate taxes	1,761	1,774
Investment advisory, management, leasing and development services	2,359	2,909
Reimbursable property personnel costs	1,412	1,613
Cost of condominium sales	3,018	26
Rent – unconsolidated real estate entities	117	73
Interest	4,809	6,801
Depreciation and amortization	3,470	3,193
General and administrative	3,558	4,363

Total expenses	26,756	26,884

Gain on extinguishment of debt	—	509
Interest income	9	140
Equity in net (loss) income of unconsolidated real estate entities	(840)	3,088

Loss before income taxes and noncontrolling interests	(3,244)	(1,876)
(Provision) benefit for income taxes	(159)	215

Net loss	(3,403)	(1,661)
Noncontrolling interests’ share of net loss:
Unitholders in the Operating Partnership	1,026	218
Partners in consolidated real estate entities	(44)	1,269

	982	1,487

TPGI share of net loss	$(2,421)	$(174)

Loss per share - basic and diluted	$(0.08)	$(0.01)

Weighted average common shares - basic and diluted	30,436,364	24,542,990

Reconciliation of net loss to EBDT(a):

Net loss	$(2,421)	$(174)
Adjustments:
Income tax provision (benefit)	159	(215)
Noncontrolling interests – unitholders in the Operating Partnership	(1,026)	(218)
Depreciation and amortization	3,470	3,193
Amortization of loan costs	256	85
Unconsolidated real estate entities:
Depreciation and amortization	4,799	5,072
Amortization of loan costs	167	314

Earnings before depreciation, amortization and taxes	$5,404	$8,057

TPGI share of EBDT (b)	$3,718	$5,158

EBDT per share – basic and diluted	$0.12	$0.21

Weighted average common shares – basic and diluted	30,436,364	24,542,990

	Three months ended March 31,
	2010	2009
Reconciliation of net loss to ATCF (c):

Net loss	$(2,421)	$(174)
Adjustments:
Income tax provision (benefit)	159	(215)
Noncontrolling interests – unitholders in the Operating Partnership	(1,026)	(218)
Depreciation and amortization	3,470	3,193
Amortization of loan costs	256	85
Non-cash compensation expense	508	938
Straight-line rent adjustments	540	254
Adjustments to reflect the fair market value of rent	—	8
Gain on extinguishment of debt	—	(509)
Unconsolidated real estate entities:
Depreciation and amortization	4,799	5,072
Amortization of loan costs	167	314
Straight-line rent adjustments	(282)	(457)
Adjustments to reflect the fair market value of rent	(301)	(367)
Gain on extinguishment of debt	—	(4,189)

ATCF before income taxes	$5,869	$3,735

TPGI share of ATCF before income taxes (b)	$4,037	$2,391

TPGI income tax expense – current	(50)	(17)

TPGI share of ATCF	$3,987	$2,374

ATCF per share – basic and diluted	$0.13	$0.10

Weighted average common shares – basic and diluted	30,436,364	24,542,990

(a)	EBDT is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define EBDT as net income (loss) excluding the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes to occupancy rates, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs, and provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).
(b)	Based on an interest in our operating partnership of 68.79% and 64.01% for the three months ended March 31, 2010 and 2009, respectively.
(c)	ATCF is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustment to rental revenue to reflect the fair market value of rents; and viii) gain on extinguishment of debt. Management utilizes ATCF data in assessing performance of our business operations in period-to-period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2010	December 31, 2009
	(unaudited)	(audited)
ASSETS
Investments in real estate:
Operating properties, net	$274,401	$276,603
Land improvements – development properties	93,195	97,750

	367,596	374,353

Condominium units held for sale	61,522	64,101
Improved land held for sale	4,539	—
Investments in unconsolidated real estate entities	12,835	14,458
Cash and cash equivalents, unrestricted	32,217	35,935
Restricted cash	7,622	12,071
Rents and other receivables, net	4,407	4,389
Receivables from unconsolidated real estate entities	2,259	2,010
Deferred rents	13,561	12,954
Deferred leasing and loan costs, net	14,703	15,375
Other assets, net	24,661	23,757

Total assets	$545,922	$559,403

LIABILITIES AND EQUITY
Liabilities:
Mortgage loans	$254,985	$255,104
Other secured loans	57,530	63,132
Accounts payable and other liabilities, net	30,712	35,573
Prepaid rent and deferred revenue	3,330	3,249

Total liabilities	346,557	357,058

Equity:
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued or outstanding as of March 31, 2010 and December 31, 2009, respectively	—	—
Common stock, $.01 par value, 225,000,000 shares authorized, 30,978,621 and 30,878,621 shares issued and outstanding as of March 31, 2010 and December 31, 2009, respectively	309	308
Limited voting stock, $.01 par value, 20,000,000 shares authorized, 13,813,331 shares issued and outstanding as of March 31, 2010 and December 31, 2009	138	138
Additional paid-in capital	185,423	185,344
Retained deficit and dividends	(51,821)	(49,394)

Total stockholders’ equity	134,049	136,396

Noncontrolling interests:
Unitholders in the Operating Partnership	62,365	63,042
Partners in consolidated real estate entities	2,951	2,907

Total noncontrolling interests	65,316	65,949

Total equity	199,365	202,345

Total liabilities and equity	$545,922	$559,403

Contact:	Thomas Properties Group, Inc.
Website: www.tpgre.com
Diana Laing, Chief Financial Officer
213-613-1900